EXHIBIT 23.3

CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68350 and 333-83819) and Form S-8 (Nos. 333-37632, 33-53723, 33-35476, 33-71134 and 333-92264) of Cabot Oil & Gas Corporation of references to our firm and our opinion regarding the Wyoming Royalty litigation which references are to be included in Form 10-K for the year ended December 31, 2004 to be filed by Cabot Oil & Gas Corporation with the Securities and Exchange Commission.

/s/ Tom Reese
Tom Reese

Brown, Drew & Massey, LLP
Casper, Wyoming
March 7, 2005